EXHIBIT 21


SUBSIDIARIES OF THE REGISTRANT:

         1.       ALL ABOARD SERVICES, INC., A FLORIDA CORPORATION

         2.       FUN TRAINS, INC., A FLORIDA CORPORATION

         3.       DESTINATION RAILWAYS, INC., A FLORIDA CORPORATION